UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 30, 2012

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At the 2012 Annual Meeting of Shareholders of Wilshire Bancorp, Inc. (the “Company”) held on May 30, 2012, the shareholders approved an amendment (“Amendment”) to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock, no par value, from 80,000,000 shares to 200,000,000 shares as more fully described in the Company’s proxy statement dated April 20, 2012.  The Amendment is being filed with the California Secretary of State and will become effective upon acceptance of the filing.  A copy of the articles of incorporation, as amended by the Amendment, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 5.07                SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its 2012 Annual Meeting of Shareholders on Wednesday, May 30, 2012.    At the 2012 Annual Meeting, the shareholders of the Company voted upon the following proposals:

1.                                    To elect four directors assigned to Class II of the Board of Directors of Wilshire Bancorp for three year terms expiring at the 2015 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.                                    A non-binding, advisory proposal on the compensation of Wilshire Bancorp’s executive officers;

3.                                    A non-binding, advisory proposal regarding the frequency of future advisory shareholder votes on executive compensation; and

4.                                    To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock, no par value, from 80,000,000 shares to 200,000,000 shares.

As of April 10, 2012, the record date for the 2012 Annual Meeting, there were 71,282,518 shares of the Company’s common stock outstanding and entitled to vote at the 2012 Annual Meeting.  Shareholders holding 66,442,500 shares were present at the meeting, in person or represented by proxy.  Set forth below are the final voting results on each matter submitted to a vote of the Company’s shareholders.

At the 2012 Annual Meeting, each of the individuals nominated by the Board of Directors to serve as a Class II director of the Company was duly elected by the Company’s shareholders, and the final results of the votes cast with respect to the four Class II director nominees were as follows:

	For	Withheld	Broker Non-Vote
Richard Y Lim	49,112,090	3,449,220	13,881,190
Craig Mautner	51,991,711	569,599	13,881,190
Harry Siafaris	49,112,990	3,448,320	13,881,190
John R Taylor	48,524,328	4,036,982	13,881,190

At the 2012 Annual Meeting, the shareholders approved the non-binding advisory proposal on the compensation of the Company’s executive officers, with 51,567,982 shares voting for the proposal, 887,772 shares voting against the proposal, 105,556 shares abstaining, and 13,881,190 broker non-votes.

At the 2012 Annual Meeting, the shareholders approved a non-binding advisory proposal on the frequency of future advisory shareholder votes on executive compensation for every one (1) year, with 47,054,034 shares voting for a frequency of one (1) year, 754,947 shares voting for a frequency of two (2) years, 4,677,470 shares voting for a frequency of three (3) years, 74,859 shares abstaining, and 13,881,190 broker non-votes.

At the 2012 Annual Meeting, the shareholders approved a proposal to amend the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock, no par value, from 80,000,000 shares to 200,000,000 shares, with 44,833,757 shares voting for the proposal, 21,595,967 shares voting against the proposal and 12,776 shares abstaining.  There were no broker non-votes.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit 3.1	Certificate of Amendment of Articles of Incorporation of Wilshire Bancorp, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: June 1, 2012	By:	/s/ Alex Ko
Alex Ko, Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of Wilshire Bancorp, Inc., as amended